                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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    / /  Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or  Section
         240.14a-12

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/ /  $500  per  each party  to  the controversy  pursuant  to Exchange  Act Rule
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/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
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


                             PRELIMINARY COPY


                          FOREST OIL CORPORATION
                        1600 BROADWAY, SUITE 2200
                             DENVER, CO 80202

                              --------------

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               MAY 8, 1996

                              --------------

To the Shareholders of
FOREST OIL CORPORATION:

    As a shareholder of Forest Oil Corporation, a New York corporation (the "Company"), you are invited to be present in person or to be represented by proxy at the Annual Meeting of Shareholders, to be held at the Hyatt Regency Denver, 1750 Welton Street, Denver, Colorado, on Wednesday, May 8, 1996, at 10:00 a.m., M.D.T., for the following purposes:

    1. Elect three (3) Class II Directors and one (1) Class III Director;

    2. Approve the amendment and restatement of the 1992 Stock Option Plan;

    3. Consider and vote upon the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1996; and

    4. Transact such other business as may be properly brought before the meeting and any adjournments thereof.

    Shareholders of the Company of record at the close of business on March 20, 1996 are entitled to vote at the meeting and all adjournments thereof.

    A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY MUST BE REPRESENTED AT THE MEETING TO CONSTITUTE A QUORUM. THEREFORE, ALL SHAREHOLDERS ARE URGED EITHER TO ATTEND THE MEETING OR TO BE REPRESENTED BY PROXY. IF A QUORUM IS NOT PRESENT AT THE MEETING, A VOTE FOR ADJOURNMENT WILL BE TAKEN AMONG THE SHAREHOLDERS PRESENT OR REPRESENTED BY PROXY. IF A MAJORITY OF THE SHAREHOLDERS PRESENT OR REPRESENTED BY PROXY VOTE FOR ADJOURNMENT, IT IS THE COMPANY'S INTENTION TO ADJOURN THE MEETING UNTIL A LATER DATE AND TO VOTE PROXIES RECEIVED AT SUCH ADJOURNED MEETING(S).

    IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED BUSINESS REPLY ENVELOPE. If you later find that you can be present or for any other reason desire to revoke your proxy, you may do so at any time before the voting.

                                By order of the Board of Directors


                                DANIEL L. McNAMARA
                                SECRETARY

April __, 1996

                              PROXY STATEMENT
                                    OF
                          FOREST OIL CORPORATION
                        1600 BROADWAY, SUITE 2200
                          DENVER, COLORADO 80202

                                                             April __, 1996

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Forest Oil Corporation (the "Company") of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 8, 1996, at the Hyatt Regency Denver, 1750 Welton Street, Denver, Colorado, at 10:00 a.m., M.D.T., and at any adjournment thereof. Each holder of record at the close of business on March 20, 1996 of shares of the Company's Common Stock, Par Value $.10 Per Share (the "Common Stock"), will be entitled to one vote for each share so held. As of February 29, 1996, there were 24,527,575 shares of Common Stock issued and outstanding.

    Shares represented by properly executed proxy cards received by the Company at or prior to the Annual Meeting will be voted according to the instructions indicated on the proxy card. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented for (i) the election of the nominees for directors, (ii) the amendment and restatement of the 1992 Stock Option Plan, and (iii) the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1996. As to any other business which may properly come before the meeting, the persons named on the proxy card will vote according to their judgment. The enclosed proxy may be revoked prior to the meeting by written notice to the Secretary of the Company at 1600 Broadway, Suite 2200, Denver, Colorado 80202, or by written or oral notice to the Secretary at the Annual Meeting at any time prior to being voted. This Proxy Statement and the Proxy Card enclosed herewith were first sent to shareholders of the Company on or about April __, 1995.

    If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is the Company's intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting(s).

    Under the law of New York, the Company's state of incorporation, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to vote. Abstentions and broker non-votes will not be considered "votes cast" based on the Company's understanding of state law requirements. A "broker non-vote" occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Shareholders may not cumulate their votes.

                            ELECTION OF DIRECTORS

    The Company's By-laws currently provide that the Board of Directors shall be divided into four classes as nearly equal in number as possible, with each class having not less than two members, whose terms of office expire at different times in annual succession. Currently the number of directors is fixed at 10, with one vacancy.

    Dale F. Dorn, a Class II Director, is not standing for reelection. Each class of directors is elected for a term expiring at the annual meeting to be held four years after the date of their election. The Class I Nominees were elected at the 1995 Annual Meeting, the Class II Directors were elected at the 1992 Annual Meeting, the Class III Directors were elected at the 1993 Annual Meeting and the Class IV Directors were elected at the 1994 Annual Meeting. Messrs. Anschutz, Slater and Tempest were appointed to their respective classes in July 1995. William L. Britton was designated by the Nominating Committee as a Class II Nominee and Jordan L. Haines was designated as a Class III Nominee.

    A majority of the votes represented at the Annual Meeting by shares of Common Stock entitled to vote is required to elect a director.

    The persons named as proxies in the enclosed proxy, who have been so designated by the Board of Directors, intend to vote for the election of the Class II Nominees and the Class III Nominees referred to below as directors unless otherwise instructed in the proxy.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES. Certain information concerning such nominees, as well as the other current directors, is set forth below:

                                           PRINCIPAL OCCUPATION,
                       AGE AND            POSITIONS WITH COMPANY
                   YEARS OF SERVICE       AND BUSINESS EXPERIENCE      DIRECTOR
      NAME           WITH COMPANY         DURING LAST FIVE YEARS         SINCE
      ----           ------------         ----------------------         ----
CLASS II NOMINEES - TERMS EXPIRING AT THE ANNUAL SHAREHOLDERS' MEETING IN 1996

Robert S. Boswell       46-10        President since November 1993 and   1985
                                     Chief  Executive Officer  since
                                     December 1995, Vice President
                                     from May 1991 until November 1993.
                                     Member of the Executive  Committee
                                     since July 1991.  Director of
                                     Franklin Supply Company Ltd. and
                                     Saxon Petroleum Inc.

Drake S. Tempest        42-1         Partner in the law firm of          1995
                                     O'Melveny & Myers since February
                                     1991 and  was Special Counsel to
                                     such firm from 1988 to February
                                     1991.  Member of the Compensation
                                     Committee.

William L. Britton      64-0         Partner in the law firm of
                                     Bennett Jones Verchere.

CLASS III NOMINEE - TERM EXPIRING AT THE ANNUAL SHAREHOLDERS' MEETING IN 1997

Jordan L. Haines        68-0         Mr. Haines has been a director
                                     of Coleman Company, Inc. since
                                     1992, a director of KN Energy, Inc.
                                     since 1982 and a Director of
                                     the Southern Pacific Rail
                                     Corporation ("SPRC") since
                                     August 1993.

CLASS III DIRECTOR - TERM EXPIRING AT THE ANNUAL SHAREHOLDERS' MEETING IN 1997

Michael B. Yanney       62 - 4       Chairman and Chief Executive        1992
                                     Officer of the America First
                                     Companies, L.L.C. and a
                                     director of Burlington Northern
                                     Inc., FS Communications
                                     Company, Inc. and America First
                                     Reties Inc.  Chairman of the
                                     Compensation Committee.  Member
                                     of the Nominating Committee.

                                           PRINCIPAL OCCUPATION,
                       AGE AND            POSITIONS WITH COMPANY
                   YEARS OF SERVICE       AND BUSINESS EXPERIENCE      DIRECTOR
      NAME           WITH COMPANY         DURING LAST FIVE YEARS         SINCE
      ----           ------------         ----------------------         ----
CLASS IV DIRECTORS - TERMS EXPIRING AT THE ANNUAL SHAREHOLDERS' MEETING IN 1998

Richard J. Callahan     54 - 3       Executive Vice President of         1993
                                     US WEST, Inc. since January
                                     1988 and President of US WEST
                                     International and Business
                                     Development Group since
                                     October 1991.  Chairman of
                                     Mercury One 2 One since 1993,
                                     Chairman of Russian
                                     Telecommunications Development
                                     Corporation since 1992 and
                                     Vice Chairman of Televest plc.
                                     Member of the Compensation
                                     Committee.

Craig D. Slater         38 - 1       Vice President of Acquisitions      1995
                                     and Investments of The Anschutz
                                     Corporation ("Anschutz") since
                                     1992 and Corporate Secretary of
                                     Anschutz since 1991.  Mr. Slater
                                     held other positions with
                                     Anschutz from 1988 to 1992. Member
                                     of the Executive and Audit
                                     Committees.

CLASS I DIRECTORS - TERMS EXPIRING AT THE ANNUAL SHAREHOLDERS' MEETING IN 1999

William L. Dorn         47 - 24      Chairman of the Board and Chairman   1982
                                     of the Executive Committee since
                                     July 1991 and Chief Executive
                                     Officer from February 1990 until
                                     December 1995.  Chairman of the
                                     Nominating Committee since July
                                     1995.  Member of the Executive
                                     Committee since August 1988.
                                     President from February 1990
                                     until November 1993.

James H. Lee            47 - 5       Managing Partner, Lee, Hite &       1991
                                     Wisda Ltd.  Member of the
                                     Executive Committee since
                                     February 1994.  Member of the
                                     Audit Committee since July 1995.

Philip F. Anschutz      56 - 1       Director, Chairman of the Board     1995
                                     and President of The Anschutz
                                     Corporation and a Director,
                                     Chairman of the Board and
                                     President of Anschutz Company,
                                     the corporate parent of Anschutz,
                                     since the formation of Anschutz
                                     Company in August 1991.
                                     Mr. Anschutz has been a Director
                                     of Southern Pacific Rail
                                     Corporation ("SPRC") since
                                     June 1988 and Chairman of SPRC
                                     since October 1988.  He served
                                     as President and Chief Executive
                                     Officer of SPRC from October 1988
                                     until July 1993.  Member of the
                                     Nominating Committee.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table shows, as of February 29, 1996, the number of shares of the Company's Common Stock beneficially owned by each director and nominee, each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and all directors and executive officers as a group. Unless otherwise indicated, each of the persons has sole voting power and sole investment power with respect to the shares beneficially owned by such person. All share amounts have been adjusted to give effect to a five-to-one reverse stock split (the "Reverse Stock Split") that occurred on January 8, 1996.


                                                COMMON STOCK (2)
                                          ------------------------------
NAME OF INDIVIDUAL OR                      NUMBER OF          PERCENT
NUMBER IN GROUP (1)                         SHARES            OF CLASS
-------------------                         ------            --------
Phillip F. Anschutz................     11,138,888(3)(4)         34.9%
Bulent A. Berilgen.................          8,105(5)              *
Robert S. Boswell..................         28,485(6)              *
Richard J. Callahan................            400                 *
Forest D. Dorn.....................         30,607(7)              *
William L. Dorn....................         68,366(8)              *
David H. Keyte.....................         14,328(9)              *


                                                COMMON STOCK (2)
                                          ------------------------------
NAME OF INDIVIDUAL OR                      NUMBER OF          PERCENT
NUMBER IN GROUP (1)                         SHARES            OF CLASS
-------------------                         ------            --------
James H. Lee......................             200                 *
Craig D. Slater...................           2,500                 *
Drake S. Tempest..................           2,500                 *
V. Bruce Thompson.................           5,193(10)             *
Michael B. Yanney.................           3,000                 *
All directors and executive
 officers as a group (15 persons,
 including the 12 named above)....      11,340,065(11)           35.4%

___________

* The percentage of shares beneficially owned does not exceed one percent of the outstanding shares of the class.

(1) William L. Dorn and Forest D. Dorn are brothers. See "Principal Holders of Securities."

(2) Amounts reported also include shares held for the benefit of certain directors and executive officers by the trustee of the Company's Retirement Savings Plan Trust as of December 31, 1995.

(3) The shares indicated as owned by Philip F. Anschutz are owned of record by Anschutz, of which Mr. Anschutz is the Chairman of the Board, President and a director. Mr. Anschutz may be deemed to beneficially own such shares based on his affiliation with Anschutz. The shares indicated as beneficially owned by Philip F. Anschutz include (a) 1,240,000 shares issuable upon conversion of 620,000 shares of the Company's Second Series Preferred Stock and (b) 6,138,888 shares issuable pursuant to an option and warrants exercisable within 60 days. Anschutz has also agreed to not transfer any of its shares of Common Stock, except in limited circumstances, until after October 31, 1996.

(4) Based on Schedules 13D and 13G and amendments thereto filed with the SEC and the Company by the reporting person through February 29, 1996 and the number of shares of Common Stock outstanding on February 29, 1996.

(5) Includes 8,000 Common shares that Bulent A. Berilgen has the vested right to purchase pursuant to the terms of the Company's 1992 Stock Option Plan (the "Stock Option Plan").

(6) Includes 20,000 Common shares that Robert S. Boswell has the vested right to purchase pursuant to the terms of the Stock Option Plan. Does not include 45 Common shares held by Robert S. Boswell's wife or 166 shares held by his children, of which shares Mr. Boswell disclaims beneficial ownership.

(7) Includes 8,000 Common shares that Forest D. Dorn has the vested right to purchase pursuant to the terms of the Stock Option Plan. Also includes 5,160 Common shares held of record by Forest D. Dorn as co-trustee of a trust for the benefit of his mother (see Footnote 8), of which shares
     Mr. Dorn disclaims beneficial ownership. Does not include 1,725 Common shares held by Forest D. Dorn's wife or 5,192 shares held by his children, of which shares Mr. Dorn disclaims beneficial ownership.

(8) Includes 20,000 Common shares that William L. Dorn has the vested right to purchase pursuant to the terms of the Stock Option Plan. Also includes
     (i) 5,160 Common shares held of record by William L. Dorn as co-trustee of a trust for the benefit of his mother (see Footnote 7), and (ii) 14,840 Common shares held of record by William L. Dorn as trustee of trusts for the benefit of related parties, of which shares Mr. Dorn disclaims beneficial ownership. Does not include 2,998 Common shares held by William L. Dorn's wife or 7,199 shares held by his children, of which shares Mr. Dorn disclaims beneficial ownership.

(9) Includes 11,400 Common shares that David H. Keyte has the vested right to purchase pursuant to the terms of the Stock Option Plan. Also includes 1,400 Common shares that David H. Keyte has the right to acquire upon the conversion of 2,000 shares of the Company's $.75 Convertible Preferred Stock.

(10) Includes 4,000 Common shares that V. Bruce Thompson has the vested right to purchase pursuant to the terms of the Stock Option Plan. Also includes 350 common shares that V. Bruce Thompson has the right to acquire upon the conversion of 500 shares of the Company's $ .75 Convertible Preferred Stock.

(11) Includes 87,800 Common shares held by various executive officers who have the vested right to purchase such shares pursuant to the terms of the Stock Option Plan and 4,270 shares of Common Stock that a director and three executive officers have the right to acquire upon the conversion of 6,100 shares of the Company's $.75 Convertible Preferred Stock.

BOARD OF DIRECTORS AND COMMITTEES

    During 1995, the Board of Directors met on 12 occasions. The Board of Directors has appointed four committees, the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee. The Royalty Bonus Committee was disbanded at the end of 1995. Only two members of each committee are necessary to constitute a quorum. During 1995, the Executive Committee met six times and acted by consent once. Robert S. Boswell, William L. Dorn, James H. Lee and Craig D. Slater are the members of the Executive Committee.

    The Compensation Committee met three times during 1995. This committee makes recommendations to the Board of Directors in the area of executive compensation, including the selection of individual employees to be granted options from among those eligible under the Company's 1992 Stock Option Plan and establishes the number of shares issued under each option. Members of the Compensation Committee are not currently eligible to participate in the Company's 1992 Stock Option Plan, however, pursuant to the proposed amendment and restatement of such plan, non-employee directors of the Company will be automatically awarded shares of Common Stock on an annual basis. See "Proposal To Amend And Restate The 1992 Stock Option Plan." The members of the Compensation Committee are Richard J. Callahan, Drake S. Tempest and Michael B. Yanney. A Report of the Compensation Committee on Executive Compensation is set forth below.

   The Audit Committee is appointed for the purpose of overseeing and monitoring the Company's independent audit process and discharges its duties, responsibilities and functions according to a plan designed to provide assurance to the Board of Directors that the resources allocated to that process are adequate and utilized effectively. It is also charged with the responsibility for reviewing all related party transactions for potential conflicts of interest. This committee met three times during the year, and its members are James H. Lee and Craig D. Slater.

    The Nominating Committee consists of Philip F. Anschutz, William L. Dorn, and Michael B. Yanney. The Nominating Committee is responsible for, among other things, (a) review of qualifications and recommendations for replacement and/or additional nominees to the Board of Directors, and (b) recommendation of policies regarding directors to the Board. The Nominating Committee will not consider nominees recommended by security holders, and has not established any procedures for such recommendations.

    During 1995, each incumbent director of the Company, except Michael B. Yanney, attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which he served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors consists of Messrs. Callahan, Tempest and Yanney. The Executive Committee members are Robert S. Boswell, William L. Dorn, James H. Lee and Craig D. Slater. William L. Dorn is Chairman of the Board and Robert S. Boswell is President and Chief Executive Officer. During 1995 there were no compensation committee interlocks between the Company and any other entity.

DIRECTOR COMPENSATION

    Each director who is not an employee of the Company is compensated for services at the rate of $20,000 annually, and in addition, is paid a fee of $2,500 for attendance in person at each meeting or series of meetings of the Board of Directors. Shareholders are being asked to approve amendments to the Company's 1992 Stock Option Plan to provide for, among other things, the payment of a portion of directors' fees in stock. Subject to shareholder approval, half of the $20,000 annual amount will be paid in shares of Common Stock, determined by dividing $10,000 by the average of the fair market value of a share of Common Stock on the 20 consecutive trading days immediately preceding the date that is three trading days prior to the date of such meeting.

    All directors, whether employees or not, are reimbursed for all costs incurred by them in their capacities as directors, including the costs of attending directors' meetings and committee meetings. The non-employee directors and the amounts each was paid during 1995 as directors were:
Donald H. Anderson, who resigned as a director in December 1995, received $30,000 for his services as a director and $3,000 for attendance at meetings of the Audit Committee. Philip F. Anschutz received $15,000 for his services as a director. Austin M. Beutner, who resigned as a director in July 1995, received $16,667 for his services as a director and $1,000 for attendance at a meeting of the Compensation Committee. Richard J. Callahan received $32,500 for his services as a director and $2,000 for attendance at meetings of the Compensation Committee. John C. Dorn, who resigned as a director in July 1995, received $16,667 for his services as a director. Dale F. Dorn, who is not standing for reelection, received $32,500 for his services as a director. Harold D. Hammar, who resigned as a director in July 1995, received $14,167 for his services as a director. James H. Lee received $32,500 for his services as a director, $2,000 for attendance at a meeting of the Audit Committee and $50,000 as payment for his services on the Executive Committee. Jeffrey W. Miller, who resigned as a director in July 1995, received $19,167 for his services as a director. Jack D. Riggs, who retired as a director in July 1995, received $16,667 for his services as a director and $2,000 for attendance at meetings of the Compensation and Audit Committees. Craig D. Slater received $15,000 for his services as a director and $2,000 for attendance at meetings of the Audit Committee. Drake S. Tempest received $15,000 for his services as a director and $1,000 for attendance at meetings of the Compensation Committee. Michael B. Yanney received $30,000 for his services as a director and $2,000 for attendance at meetings of the Compensation Committee.

    No additional amounts were paid for committee participation or special assignments, except that (i) each member of the Compensation Committee was paid $1,000 per meeting which he attended up to a maximum of $4,000 per year for service on that committee, (ii) each member of the Audit Committee was paid $1,000 per meeting which he attended up to a maximum of $4,000 per year for service on that committee and (iii) Mr. Lee was paid $50,000 per year for service on the Executive Committee. The payment of fees to directors for attendance at committee meetings was discontinued in 1996. If the amendments to the 1992 Stock Option Plan are approved by the Company's shareholders, half of Mr. Lee's annual fee will be paid in shares of Common Stock.

EXECUTIVE COMPENSATION

    The following table sets forth certain information regarding compensation earned during each of the Company's last three fiscal years by the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (collectively, the "Named Executive Officers"), based on salary and bonus earned in 1995. Both William L. Dorn and Robert S. Boswell served as Chief Executive Officer in 1995.

                             SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                  COMPENSATION
                                            ANNUAL COMPENSATION                     AWARDS (4)
                              --------------------------------------------------    ----------
                                                                     OTHER ANNUAL   SECURITIES     ALL OTHER
         NAME AND                                         BONUS      COMPENSATION   UNDERLYING   COMPENSATION
   PRINCIPAL POSITION         YEAR      SALARY ($)      ($)(1)(2)      ($) (3)      OPTIONS (#)     ($)(5)
   ------------------         ----      ----------      ---------      -------      -----------     ------
William L. Dorn,              1995       $300,012        $41,415       $1,873          -0-         $17,328
 Chairman of the Board        1994        300,012         11,849        2,795          -0-          22,942
                              1993        250,008        100,159          665       35,000          32,640

Robert S. Boswell,            1995        284,004         41,321        1,699          -0-          16,310
 President and Chief          1994        284,004         11,409        2,515          -0-          21,559
 Executive Officer            1993        234,000         88,239          607       35,000          30,503

Bulent A. Berilgen,           1995        166,512         17,162       20,354          -0-           8,326
 Vice President of            1994        166,512          6,639          -0-          -0-          11,507
 Operations                   1993        137,850         53,336          -0-       20,000          16,458

David H. Keyte,               1995        165,000         32,113       21,619          -0-           8,250
 Vice President and           1994        165,000          6,580       21,945          -0-          11,469
 Chief Financial Officer      1993        139,494         36,433       18,192       20,000          16,517

Forest D. Dorn,               1995        163,800         20,889       23,977          -0-           9,264
 Vice President and           1994        163,800          8,104       18,335          -0-          12,910
 General Business Manager     1993        160,650         22,013          324       20,000          20,342

V. Bruce Thompson             1995        165,000         16,292          -0-          -0-           8,250
 Vice President and           1994         68,750          3,241        6,902       20,000           2,063
  General Counsel (6)

(1) The following amounts indicate the awards made with respect to the years indicated, under the Forest Oil Corporation Incentive Plan (the "Incentive Plan"), which was terminated in 1996:

                                                1993      1994      1995
                                                ----      ----      ----
      William L. Dorn..................        $30,500     -0-       -0-
      Robert S. Boswell................         29,020     -0-       -0-
      Bulent A. Berilgen...............         18,135     -0-       -0-
      David H. Keyte...................         16,185     -0-       -0-
      Forest D. Dorn...................         14,819     -0-       -0-

      Distributions of awards were made pursuant to the Incentive Plan in equal installments over a three-year period. Pursuant to the Incentive Plan if a participant's employment is terminated prior to the vesting of awards, the remainder of such awards is reallocated to other participants. Amounts reallocated in 1995 for the years 1993 and 1994 were as follows: William L. Dorn - $1,472; Robert S. Boswell - $1,378; Bulent A. Berilgen - $812; David H. Keyte - $821; and
      Forest D. Dorn - $946. See "Report of the Compensation Committee on Executive Compensation - Changes in Compensation Programs."


(2) During 1995, the Company assigned to certain of its executive officers and other key personnel, as additional compensation, certain bonuses of undivided interests in overriding royalty interests in the gross production from certain exploratory oil and gas prospects in which the Company had an interest. The cost to the Company at the time of the assignment of such royalty interests was $9,943 each for William L. Dorn, Robert S. Boswell and Forest D. Dorn, $6,350 for Bulent A. Berilgen, $6,292 for David H. Keyte, and $6,292 for V. Bruce

      Thompson. During 1995 interests in twenty exploratory oil and gas prospects were so awarded by the Royalty Bonus Committee. This program was discontinued at the end of 1995.

(3) Does not include perquisites and other personal benefits because the value of these items did not exceed the lesser of $50,000 or 10% of reported salary and bonus of any of the Named Executive Officers, except for David H. Keyte, Bulent A. Berilgen, and Forest D. Dorn. The 1995 total includes a cash auto allowance of $15,000 each for David H. Keyte and Forest D. Dorn and $13,750 for Bulent A. Berilgen.

(4) No stock appreciation rights or restricted stock awards were granted to any of the Named Executive Officers during any of the last three fiscal years. Share numbers give effect to the Reverse Stock Split that occurred on January 8, 1996.

(5) The 1995 totals include (i) the fair market value of the Company's matching contribution of Common Stock to the Retirement Savings Plan in the following amounts: William L. Dorn - $7,500; Robert S.
      Boswell - $7,500; Bulent A. Berilgen - $7,500; David H. Keyte - $7,500; Forest D. Dorn - $7,500; and V. Bruce Thompson - $7,500; and (ii) the Company's matching contribution pursuant to deferred compensation agreements in the following amounts: William L. Dorn - $7,501;
      Robert S. Boswell - $6,700; Bulent A. Berilgen - $826;
      David H. Keyte - $750; Forest D. Dorn - $690; and  V. Bruce
      Thompson - $750. The 1995 totals also include the following amounts attributable to the term life portion of premiums paid by the Company pursuant to a split dollar insurance arrangement: William L. Dorn - $2,327; Robert S. Boswell - $2,110; and Forest D. Dorn - $1,074. The remainder of the premium is not included and does not benefit the Named Executive Officers because the Company has the right to the cash surrender value of the policy. There were no profit sharing bonus contributions by the Company in 1995 to the Retirement Savings Plan or pursuant to the deferred compensation agreements of William L. Dorn and Robert S. Boswell.

(6)   V. Bruce Thompson became an officer of the Company on August 10, 1994.

YEAR END STOCK OPTION VALUES

   No stock options were granted to the Named Executive Officers in 1995.

   There were no stock option exercises by any Named Executive Officers during 1995. The following table shows the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1995 and their values at such date. On February 6, 1996, all of the stock options were exchanged for new options at $11.75.

          OUTSTANDING STOCK OPTION VALUES AS OF DECEMBER 31, 1995

                                                  NUMBER OF                       VALUE OF
                                            SECURITIES UNDERLYING         UNEXERCISED IN-THE-MONEY
                                             UNEXERCISED OPTIONS         OPTIONS AT FISCAL YEAR END
                                        AT FISCAL YEAR END (#)(1)(2)               ($)(3)
                                       ------------------------------   ------------------------------
                NAME                   EXERCISABLE      UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
                ----                   -----------      -------------   -----------      -------------
William L. Dorn..................        49,000             21,000          $0                $0
Robert S. Boswell................        49,000             21,000           0                 0
Bulent A. Berilgen...............        28,000             12,000           0                 0
David H. Keyte...................        28,000             12,000           0                 0
Forest D. Dorn...................        28,000             12,000           0                 0
V. Bruce Thompson................         8,000             12,000           0                 0

___________

(1)   The above share numbers give effect to the Reverse Stock Split.

(2) On February 6, 1996, regrants were made to the Named Executive Officers in exchange for the cancellation of all previous options held. The price of the new options was $11.25, and the number of new options held are as follows: William L. Dorn - 100,000; Robert S. Boswell - 100,000; Bulent A. Berilgen - 40,000; David H. Keyte - 57,000;
      Forest D. Dorn - 40,000 and V. Bruce Thompson - 20,000.

(3) On December 31, 1995, the last reported sales price of the Common Stock as quoted on the NASDAQ National Market was $2.8125 per share. After giving effect to the Reverse Stock Split, on February 29, 1996 the last reported sales price of the Common Stock was $11.25. The option price for the options granted in 1992 was $15.00 per share and the option price for the options granted in 1993 was $25.00 per share, after giving effect to the Reverse Stock Split. Since the last reported sales price at December 31, 1995 was lower than the option price for the options granted in 1992 and 1993, no value is ascribed to those options in the above table.


STOCK PERFORMANCE GRAPH

   The following graph compares the yearly percentage change in the cumulative total shareholder return on the Common Stock during the five years ended December 31, 1995 with the cumulative return on the S & P 500 Index and the Dow Jones Oil, Secondary Index. The graph assumes that $100 was invested in each category on the last trading day of 1991 and that dividends were reinvested.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS (1)


                                 [GRAPH]



Forest Oil Corporation

Comparison of Five-Year Cumulative Total Returns:


                                    1990    1991    1992    1993     1994     1995
Forest Oil Corporation              100     31      67      92        47        59
Dow Jones Oil Secondary             100     98      99     110       106       123
S&P 500                             100    130     140     155       157       215

(1) In the proxy statement filed for the year ended December 31, 1994, the Company included the above index measures as well as an index of peer companies. The companies included in the peer index were American Exploration Co., DEKALB Energy Company, Devon Energy Corporation, Noble Affiliates, Inc., Plains Petroleum Company, Presidio Oil Company, Snyder Oil Corporation and The Wiser Oil Company. During 1995, two of these peer companies (DEKALB and Plains) were acquired or merged into other companies and several others were in the process of undertaking similar transactions; in addition, the size criteria used in selecting the peer companies was no longer applicable and did not provide a relevant basis for comparison to the Company. For this reason, Forest has chosen to discontinue the use of the peer index comparison and to rely instead on the Dow Jones Oil, Secondary Index which the Company believes provides an appropriate basis for comparison.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

   The goal of the Compensation Committee is to design the Company's executive compensation program to enable the Company to attract, retain and motivate executive personnel deemed necessary to maximize return to shareholders. The fundamental concept of the program is to align the amount of an executive's total compensation with his contribution to the success of the Company in creating shareholder value.

   In furtherance of this objective, in November 1995, the Compensation Committee determined that the program should have the following components:

   BASE SALARIES. The Compensation Committee believes that the Company should offer competitive base salaries to enable it to attract, motivate and retain capable executives. The Compensation Committee has in the past determined, and may or may not in the future determine, levels of base compensation using published compensation surveys for energy and similar sized companies and information obtained from compensation consultants. The Compensation Committee may or may not use such surveys or other information to determine levels of base compensation in the future.

   SHORT-TERM INCENTIVES. The Compensation Committee believes that the Company should offer short-term incentive compensation annually to reward the Company's executives for achieving certain predetermined corporate and individual performance objectives. The incentives may be awarded in the form of cash bonuses, restricted stock and stock options, or a combination of the foregoing.

   LONG-TERM INCENTIVES. The Compensation Committee believes that long-term compensation should comprise a substantial portion of each executive officer's total compensation. Long-term compensation provides incentives that encourage the executive officers to own and hold the Company's stock and tie their long-term economic interests directly to those of the Company's shareholders. Long-term compensation can be provided in the form of restricted stock or stock options.

   The Compensation Committee significantly modified the Company's executive compensation program in 1995 based on the objective of creating shareholder value and expects to continue to review the executive compensation program during 1996 to further refine these components. See "Changes in Compensation Programs" below.

   The Compensation Committee's duties include the annual review and approval of the compensation of the Chairman and the President and Chief Executive Officer, review and determination of individual elements of compensation for the Company's executive officers, review of the administration of long-term incentive plans for management and determining the terms and awards under the Company's 1992 Stock Option Plan and, prior to its termination of the program in 1995, review of the administration of the Company's Incentive Plan. Prior to the elimination of the Company's royalty bonus program described below, the Royalty Bonus Committee was responsible for granting bonuses of undivided overriding royalty interests pursuant to such program. The Executive Committee is responsible for determining the salaries for all officers except the Chairman and the President and Chief Executive Officer. In 1995, the Compensation Committee held three meetings.

   The Compensation Committee has studied the limitation on the deductibility of compensation for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee does not currently intend to award levels of compensation that results in such limitation. The Compensation Committee may authorize compensation in the future that results in amounts above the limit if it determines that such compensation is in the best interests of the Company.
In addition, the limitation may affect the future grant of stock options.

   CHANGES IN COMPENSATION PROGRAMS. In November 1995, the Compensation Committee adopted changes in the Company's executive compensation program. The Compensation Committee terminated the Incentive Plan that became effective in 1992 and the discretionary cash incentive bonus plan for managers adopted in 1994, in each case without approving any awards thereunder for 1994 or 1995, terminated the Company's royalty bonus program (as described below under "Royalty Bonuses"), terminated the provision of leased automobiles and club memberships for executives and other employees and determined not to award Christmas bonuses to executives in 1995. The Compensation Committee also authorized the adjustments in base salaries, payment of cash bonuses and grant of replacement and additional stock options referred to below.

   BASE SALARIES. In 1995, the Company adjusted base salaries of certain officers to reflect promotions and changes of responsibilities and to partially offset the loss of perquisites.

   SHORT-TERM INCENTIVES. In November 1995, the Compensation Committee authorized senior management of the Company to establish individual annual performance objectives for managers to earn short-term incentive compensation. Senior management has undertaken to establish such a program for 1996. In 1995, the Compensation Committee authorized one-time cash bonuses for certain officers as additional compensation for their performance in 1995 and in consideration of the elimination of certain perquisites referred to above. William L. Dorn and Robert S. Boswell each received a $30,000 cash bonus.

   LONG-TERM INCENTIVES. In November 1995, the Compensation Committee authorized the issuance of replacement and additional stock options at an exercise price of $11.25 per share to all officers and employees that had outstanding options in exchange for such outstanding options, which had exercise prices of $15.00 and $25.00 per share. The $11.25 options were issued in February 1996 with a new vesting schedule at the rate of 20% per year. William L. Dorn and Robert S. Boswell each exchanged old options for 70,000 shares and received new options for 100,000 shares. The exchange and additional issuance were completed in February 1996.

   EXECUTIVE SEVERANCE AGREEMENTS. In March 1995, the Compensation Committee renewed the Executive Severance Agreements and extended their term to December 1997. In addition, the definition of change of control was modified. See "Transactions with Management and Others --- Executive Severance Agreements."

   ROYALTY BONUSES. The Company's royalty bonus program was terminated at the end of 1995. During 1995, the Company assigned to certain of its executive officers, other key personnel and certain retirees, as additional compensation, certain bonuses of undivided interests in overriding royalty interests equal to approximately 6% of the Company's net interest in all oil, gas and other minerals produced, saved and sold from certain oil and gas prospects in which the Company had an interest. The prospects, the size of the interest and the participants in such bonuses were determined from time to time by the Royalty Bonus Committee of the Board of Directors. The interest of each officer and key employee in such bonuses varies according to his responsibility and salary. The interests of William L. Dorn and Robert
S. Boswell were established based upon their responsibilities as directors and officers, and on their salaries. By the terms of the issuing documents, such interests were to terminate, revert to and revest in the Company on December 31, 1995, unless on such date certain conditions with respect to production or drilling operations on the properties subject to the royalties were fulfilled. Certain royalty interests awarded in 1993, 1994 and 1995 (nine in number) terminated, reverted to and revested in the Company during 1995.

   The Compensation Committee believes that the graph depicting Five Year Cumulative Total Return, included above under the caption "Stock Performance Graph," should be considered with the following graph. The following graph has been prepared on the same basis as the preceding graph, except that it shows semi-annual stock performance over the period from July 31, 1991 to December 31, 1995. In 1991, William L. Dorn was elected Chairman of the Board. The Company believes that the Dow Jones Oil, Secondary Index is meaningful because it is an independent, objective view of the performance of other similarly sized energy companies.

                                   [GRAPH]



FOREST OIL CORPORATION

Comparison of Semi-Annual Cumulative Total Returns:

                     7/31/91   12/31/91   6/30/92   12/31/92   6/30/93  12/31/93   6/30/94   12/30/94  6/30/95  12/29/96
Forest Oil Corp.       100        95         79        201       363       276       268        142       103     177
DJ, Oil Secondary      100        90         86         91       107       101       105         98       108     113
S&P 500                100       109        108        117       123       129       125        131       157     180

Date: April  , 1996

                              COMPENSATION COMMITTEE
                            Michael B. Yanney, Chairman
                                Richard J. Callahan
                                 Drake S. Tempest

         EXECUTIVE COMMITTEE                      ROYALTY BONUS COMMITTEE
      William L. Dorn, Chairman                  William L. Dorn, Chairman
          Robert S. Boswell                          Robert S. Boswell
            James H. Lee                                James H. Lee
          Craig D. Slater

PENSION PLAN

     The Company's Pension Plan is a qualified, non-contributory defined benefit plan. On May 8, 1991, the Board of Directors suspended benefit accruals under the Pension Plan effective as of May 31, 1991.

     The following table shows the estimated maximum annual benefits payable upon retirement at age 65 as a straight life annuity to participants in the Pension Plan for the indicated levels of average annual compensation and various periods of service, assuming no future changes in such plan:

                                         ESTIMATED MAXIMUM ANNUAL
                                           PENSION BENEFITS (2)
                                       ----------------------------
                                             YEARS OF SERVICE
                                       ----------------------------
REMUNERATION (1)                         10        20          30
----------------                       ------    -------    -------
$100,000............................   36,846     48,060     53,400
 200,000............................   73,692     96,120    106,800
 300,000............................   79,282    103,412    114,902
 400,000............................   79,282    103,412    114,902

_____________
(1) For each Named Executive Officer, the level of compensation used to determine benefits payable under the Pension Plan is such officer's base salary for 1991.

(2) Normal retirement benefits attributable to the Company's contributions are limited under certain provisions of the Code to $120,000 in 1996, as increased annually thereafter for cost of living adjustments.

     The amount of the Company's contribution, payment or accrual in respect to any specified person in the Pension Plan is not and cannot readily be separately or individually calculated by the Pension Plan actuaries. Annual benefits at normal retirement are approximately 24% of average annual earnings (excluding bonuses) for any consecutive 60-month period which produces the highest amount, in the last 15 years prior to retirement, up to May 31, 1991, when benefit accruals ceased plus 21% of such earnings prorated over 20 years of credited service, and 1/2 of 1% of such earnings for each year of credited service in excess of 20, subject to certain adjustments for lack of plan participation. There is no Social Security offset. Such benefits are payable for life with a 10 year certain period, or the actuarial equivalent of such benefit.

     Because benefit accruals under the Pension Plan were suspended effective May 31, 1991, the years of credited service for the Named Executive Officers are as follows: William L. Dorn - 20; Robert S. Boswell - 2; Bulent A. Berilgen - 7; Forest D. Dorn - 14 and David H. Keyte - 4. The estimated annual accrued benefit payable, based on a life annuity benefit, upon normal retirement for each of such persons is: William L. Dorn - $50,429; Robert S. Boswell - $4,616; Bulent A. Berilgen - $11,162; David H. Keyte - $5,097 and Forest D. Dorn - $17,823. V. Bruce Thompson has no benefit under this plan because his employment commenced after benefit accruals were suspended.

     Certain participants in the Pension Plan have been prevented by the limits of the Code from receiving the full amount of pension benefits to which they would otherwise have been entitled. Such persons have had benefits credited to them under a Supplemental Retirement Plan, which together with the benefits payable under the Pension Plan, equaled the benefit to which they would have been entitled under the Pension Plan but for such Code limits. The Supplemental Retirement Plans for each participant were unfunded, non-qualified, non-contributory benefit plans. Benefits payable vest to the same extent as the Pension Plan benefits and are unsecured general obligations of the Company. Benefit accruals under these plans were suspended effective May 31, 1991 in conjunction with the suspension of benefit accruals under the Pension Plan.

PRINCIPAL HOLDERS OF SECURITIES

     The Company currently has one class of voting securities outstanding. On February 29, 1996, there were 24,527,575 shares of Common Stock outstanding, with each such share being entitled to one vote.

     As of February 29, 1996, to the knowledge of the Board of Directors the only shareholders who owned beneficially more than 5% of the outstanding shares of Common Stock were:

                   NAME AND ADDRESS OF               AMOUNT AND NATURE OF   PERCENT
TITLE OF CLASS      BENEFICIAL OWNERS                BENEFICIAL OWNERSHIP   OF CLASS
--------------     -----------------------           --------------------   --------
Common Stock (1)   The Anschutz Corporation              11,138,888(2)        34.9%
                   2400 Anaconda Tower
                   555 17th Street
                   Denver, Colorado 80202

                   Joint Energy Development               1,680,000            6.8%
                   Investments, Limited Partnership
                   P.O. Box 1188
                   Houston, Texas  77251-1188

____________________
(1) Based on Schedules 13D and 13G and amendments thereto filed with the SEC and the Company by the reporting person through February 29, 1996 and the amount of Common Stock outstanding on February 29, 1996. All share amounts give effect to the Reverse Stock Split.

(2) The shares indicated as beneficially owned by Anschutz and Philip F. Anschutz include (a) 1,240,000 shares issuable upon conversion of 620,000 shares of the Company's Second Series Preferred Stock and (b) 6,138,888 shares issuable pursuant to an option and warrants exercisable within 60 days. Anschutz has also agreed to not transfer any of its shares of Common Stock, except in limited circumstances, until after October 31, 1996.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     RETIREMENT BENEFITS FOR FORMER EXECUTIVES AND DIRECTORS. In December 1990, in consideration of their many years of service, the Company entered into retirement agreements with seven executives and directors ("Retirees") pursuant to which the Retirees will receive supplemental retirement payments in addition to the amounts to which they are entitled under the Company's retirement plan. In addition, the Retirees and their spouses are entitled to lifetime coverage under the Company's group medical and dental plans, tax and other financial services and payments by the Company in connection with certain club membership dues. The Retirees also participated in the Company's royalty bonus program until it was terminated at the end of 1995. The Company has also agreed to maintain certain life insurance policies in effect at December 1990 for the benefit of each of the Retirees. All of the Retirees have subsequently resigned as directors. Pursuant to the terms of the retirement agreements, the Retirees who cease to be a director (or his spouse) will be paid $2,500 a month until December 2000.

     The Company's obligation to one Retiree under a revised retirement agreement is payable in Common Stock or cash, at the Company's option, in May of 1996 at approximately $190,000 per year with the balance ($149,000) payable in May 1997. The retirement agreements for the other six Retirees, one of whom received in 1991 the payments scheduled to be made in 1999 and 2000, provide for supplemental retirement payments totaling approximately $938,400 per year through 1998 and approximately $740,400 per year in 1999 and 2000.

   EXECUTIVE SEVERANCE AGREEMENTS. The Company has entered into executive severance agreements (the "Executive Severance Agreements") with certain executive officers, including the Named Executive Officers. The Executive Severance Agreements provide for severance benefits for termination without cause and for termination following a "change of control" of the Company. The Executive Severance Agreements provide that if an executive's employment is terminated either (a) by the Company for reasons other than cause or other than as a consequence of death, disability, or retirement, or (b) by the executive for reasons of diminution of responsibilities, compensation, or benefits or, in the case of a change of control, a significant change in the executive's principal place of employment, the executive will receive certain payments and benefits. In
March 1995, the Compensation Committee renewed the Executive Severance Agreements and extended their term to December 1997. In addition, the definition of "change of control" was modified.

     In the case of termination of an executive's employment which does not occur within two years of a change of control, these severance benefits include (a) payment of the executive's base salary for a term of months equal to the whole number of times that the executive's base salary can be divided by $10,000, limited to 30 months (such amounts payable will be reduced by 50% if the executive obtains new employment during the term of payment) and (b) continued coverage of the executive and any of his or her dependents under the Company's medical and dental benefit plans throughout the payment term without any cost to the executive.

     If an executive's employment by the Company is terminated under the circumstances described above within two years after the date upon which a change of control occurs, the Company would be obligated to take the following actions after the last day of the executive's employment:

   (a) the Company will pay to the executive an amount equal to 2.5 times the executive's base salary;

   (b) the Company will permit the executive and those of his dependents who are covered under the Company's medical and dental benefit plans to be covered by such plans without any cost to the executive for a two-year period of time;

   (c) the Company will cause any and all outstanding options to purchase stock of the Company held by the executive to become immediately exercisable in full and cause the executive's accrued benefits under any non-qualified deferred compensation plans to become immediately non-forfeitable; and

   (d) if any payment or distribution to the executive, whether or not pursuant to such agreement, is subject to the federal excise tax on "excess parachute payments," the Company will be obligated to pay to the executive such additional amount as may be necessary so that the executive realizes, after the payment of any income or excise tax on such additional amount, an amount sufficient to pay all such excise taxes.

     The Executive Severance Agreements also provide that the Company will pay legal fees and expenses incurred by an executive to enforce rights or benefits under such agreements. Under the Executive Severance Agreements, a "change of control" of the Company would be deemed to occur if, as modified in March, 1995, (i) the Company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company); (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company); (iii) the Company is dissolved and liquidated; (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Exchange Act acquires or gains ownership or control (including, without limitation, power to vote) of more than 40% of the outstanding shares of the Company's voting stock (based upon voting power); or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election cease to constitute a majority of the Board of Directors.

SECTION 16 REPORTING

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Security Dealers, Inc. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from January 1, 1995 to February 15, 1996, its officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements, except that Michael B. Yanney was late in filing a monthly report of one transaction.

           PROPOSAL TO AMEND AND RESTATE THE 1992 STOCK OPTION PLAN

     At the Annual Meeting, the shareholders will be asked to approve an amendment and restatement of the 1992 Stock Option Plan, a copy of which amendment and restatement is attached hereto as Appendix A. Pursuant to the amendment and restatement, the name of such plan will be changed to the Stock Incentive Plan (the "Stock Incentive Plan"). The primary differences between the amended and restated Stock Incentive Plan and the plan as originally adopted in 1992 are (1) shares of Common Stock subject to certain forfeiture and/or transfer restrictions may be awarded to employees and (2) shares of Common Stock subject to certain transfer restrictions will be automatically awarded to nonemployee directors of the Company ("Nonemployee Directors").

     The amended and restated Stock Incentive Plan was unanimously approved by the Board on March __, 1996, subject to shareholder approval at the Annual Meeting. The Stock Incentive Plan is designed to enable the Company and its subsidiaries to provide a means to attract able directors and employees and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. A further purpose of the Stock Incentive Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Stock Incentive Plan provides for (a) granting to employees stock options that do not constitute incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), ("Options"), (b) granting to employees shares of Common Stock that are subject to forfeiture under certain circumstances and/or certain transfer restrictions ("Restricted Stock"), and
(c) granting to Nonemployee Directors shares of Common Stock that are subject to certain transfer restrictions ("Director Stock Awards").

     Below is a summary of the terms of the amended and restated Stock Incentive Plan which is qualified in its entirety by reference to the full text of the Stock Incentive Plan which is attached to this Proxy Statement as Appendix A. Approval of the Stock Incentive Plan requires the affirmative vote of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting.

NUMBER OF SHARES SUBJECT TO THE STOCK INCENTIVE PLAN

     The aggregate maximum number of shares of Common Stock that may be issued under the Stock Incentive Plan cannot, on the date of the grant of any award thereunder, exceed an amount equal to 10% of the sum of the number of then outstanding shares of Common Stock plus the aggregate number of shares of Common Stock then issuable pursuant to the exercise, conversion, or exchange of outstanding rights, warrants, convertible or exchangeable securities or options (other than Options granted under the Stock Incentive
Plan). Shares of Common Stock in the Company's treasury are not deemed to be outstanding for purposes of calculating such limitation. The aggregate maximum number of shares of Common Stock that may be the subject of Options or Restricted Stock awards granted to any one employee during a calendar year beginning on or after January 1, 1996, may not exceed 250,000 shares, subject to adjustment upon a reorganization, stock split, recapitalization, or other change in the Company's capital structure.

ADMINISTRATION

     The Stock Incentive Plan is administered by a committee (the "Committee") appointed by the Board, constituted so as to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and constituted solely of two or more Nonemployee Directors. The Board has appointed the Compensation Committee to administer the Stock Incentive Plan. No member of the Committee is eligible to receive an Option or an award of Restricted Stock under the Stock Incentive Plan, and no person who has received an Option or an award of Restricted Stock under the Stock Incentive Plan in the preceding year may serve on the Committee. Members of the Committee will, however, receive Director Stock Awards under the Stock Incentive Plan.

     The Committee has full authority, subject to the terms of the Stock Incentive Plan, to establish rules and regulations for the proper administration of the Stock Incentive Plan, to select the employees to whom awards of Options or Restricted Stock are granted, and to set the date of grant and the other terms of the awards. When granting awards, the Committee considers such factors as an employee's duties and present and potential contributions to the Company's success.

ELIGIBILITY

     All of the employees of the Company and its subsidiaries (including an employee who may also be a director of any such company) are eligible to participate in the Stock Incentive Plan. The selection of employees, from among those eligible, who will receive Options or Restricted Stock awards, or any combination thereof, is within the discretion of the Committee. Director Stock Awards will be awarded only to Nonemployee Directors, and Options and Restricted Stock awards will not be granted to any Nonemployee Director.

TERM OF STOCK INCENTIVE PLAN

     The Stock Incentive Plan originally became effective on March 6, 1992. Subject to approval by the shareholders of the Company at the Annual Meeting, the amendment and restatement of the Stock Incentive Plan became effective March __, 1996, the date of its adoption by the Board. No further awards may be granted under the Stock Incentive Plan after March 5, 2002, and the Stock Incentive Plan will terminate thereafter once all awards have been satisfied or expired. The Board of Directors may, however, terminate the Stock Incentive Plan at any time without prejudice to the holders of any then outstanding awards.

STOCK OPTIONS

     a. TERM OF OPTION. The term of each Option will be as specified by the Committee at the date of grant. The effect of an employee's termination of employment by reason of death, retirement, disability or otherwise will be specified in the contract that evidences each Option grant.

     b. OPTION PRICE. The Option price will be determined by the Committee but such price will be no less than 85% of the fair market value of the shares on the date that the Option is granted.

     c. STATUS OF OPTIONS. Options granted under the Stock Incentive Plan will not constitute incentive stock options within the meaning of Section 422 of the Code.

     d. SIZE OF GRANT. The number of shares for which an Option is granted to an employee will be determined by the Committee.

     e. PAYMENT. The Option price upon exercise may, at the discretion of the Committee, be paid by an employee in cash, other shares of Common Stock owned by the employee, or by a combination of cash and Common Stock. The Stock Incentive Plan also allows the Company, in its discretion, to pay a cash bonus to an optionee on the date of exercise of an Option in order to facilitate the payment of all or any portion of the Option exercise price.

     f. OPTION CONTRACT. All Options will be evidenced by a written contract containing provisions consistent with the Stock Incentive Plan and such other provisions as the Committee deems appropriate.

     g. TRANSFERABILITY. No Option is transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and only the employee or his guardian or legal representative may exercise any Option during the employee's lifetime.

RESTRICTED STOCK

     a. RESTRICTED STOCK SUBJECT TO FORFEITURE AND TRANSFER RESTRICTIONS. Except as described in subparagraph (b) below, shares of Common Stock awarded in a Restricted Stock award will be issued or delivered to the employee at the time the award is made without any payment to the Company (other than for any payment amount determined by the Committee in its discretion or the possible requirement that the par value per share be paid), but such shares will be subject to certain restrictions on the disposition thereof, certain obligations to forfeit such shares to the Company, and such other restrictions as may be determined in the discretion of the Committee. The restrictions on disposition may lapse based on (i) the Company's attainment of targets established by the Committee that are based on (1) the price of a share of Common Stock, (2) the Company's earnings per share, (3) the Company's market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company's sales, (6) the sale of a business unit of the Company designated by the Committee, or (7) the return on shareholders' equity achieved by the Company, (ii) the employee's tenure with the Company, (iii) a combination of both factors or (iv) upon the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion. Upon the issuance to an employee of shares of Common Stock pursuant to such a Restricted Stock award, except for the foregoing restrictions, such employee will have all the rights of a shareholder of the Company with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. The Committee will determine the effect of the termination of employment of a recipient of such a Restricted Stock award (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions. If shares of Common Stock issued pursuant to such a Restricted Stock award are voluntarily or involuntarily transferred by the employee at any time before they become nonforfeitable, such shares will be forfeited and canceled.

     b. RESTRICTED STOCK SUBJECT ONLY TO TRANSFER RESTRICTIONS. In the discretion of the Committee, shares of Common Stock that are the subject of a Restricted Stock award may be subject to restrictions on disposition by the employee without any obligation of the employee to forfeit and surrender the shares to the Company under any circumstances. Pursuant to such a Restricted Stock award, shares of Common Stock will be issued or delivered to the employee at the time the award is made without any payment to the Company (other than for any payment amount determined by the Committee in its discretion or the possible requirement that the par value per share be paid). An employee who receives Common Stock pursuant to such a Restricted Stock award will have the right to receive dividends with respect to such Common Stock, to vote such Common Stock, and to enjoy all other shareholder rights, except that such Common Stock will be subject to certain transfer restrictions and the Company will retain custody of the stock until such transfer restrictions have expired. For a period of time after the date of grant of such a Restricted Stock award (which period will be established by the Committee), the employee may not sell, assign, pledge, or otherwise transfer or dispose of the shares of Common Stock issued in connection with such award. Upon the expiration of such period or, if earlier, upon the occurrence of any event or the satisfaction of any condition specified by the Committee, the transfer restrictions will cease to apply and the Company will deliver the Common Stock certificate to the employee. Shares of Common Stock issued pursuant to such a Restricted Stock award will bear a legend to reflect such transfer restrictions. The Committee intends to award Restricted Stock that is subject only to transfer restrictions as partial payment under individual performance agreements (see "Report of the Compensation Committee on Executive Compensation - Executive Compensation Incentives").

DIRECTOR STOCK AWARDS

     a. DIRECTOR STOCK AWARDS. On the date of each annual meeting of the shareholders of the Company (beginning with the Annual Meeting), the Company will, without cost to the recipient and without the exercise of the discretion of any person or persons, award and issue to each Nonemployee Director then in office or elected to the Board on the date of such meeting that number of shares of Common Stock (rounded up to the nearest whole share) determined by dividing $10,000 by the average of the fair market values of a share of Common Stock on the 20 trading days immediately preceding the date that is three trading days prior to the date of such meeting. If, as of any date that the Stock Incentive Plan is in effect, there are not sufficient shares of Common Stock available to allow for the award to each Nonemployee Director of the number of shares described in the preceding sentence, each Nonemployee Director will receive his or her pro-rata share of the total number of shares of Common Stock then available under the Stock Incentive Plan. Shares of Common Stock issued pursuant to a Director Stock Award will be subject to the restrictions on transfer described in subparagraph (b) below, and such shares will bear a legend to reflect such transfer restrictions.

     b. TRANSFER RESTRICTIONS. A Nonemployee Director who receives Common Stock pursuant to a Director Stock Award will have the right to receive dividends with respect to such Common Stock, to vote such Common Stock, and to enjoy all other shareholder rights, except that such Common Stock will be subject to certain transfer restrictions and the Company will retain custody of the stock until such transfer restrictions have expired. For a period of 24 months after the date of grant of a Director Stock Award, the Nonemployee Director may not sell, assign, pledge, or otherwise transfer or dispose of the shares of Common Stock issued in connection with such award. Upon the expiration of such 24 month period or, if earlier, upon the occurrence of a Corporate Change (as such term is defined below) or the termination of the Nonemployee Director's service as a director of the Company for any reason whatsoever, the transfer restrictions will cease to apply and the Company will deliver the Common Stock certificate to the Nonemployee Director.

CORPORATE CHANGE

     The Stock Incentive Plan provides that, upon a Corporate Change (as hereinafter defined), the Committee may accelerate the vesting of Options, cancel Options and make payments in respect thereof in cash, adjust the outstanding Options as appropriate to reflect such Corporate Change, or provide that each Option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to had the Option already been exercised. Shares of Common Stock issued pursuant to Director Stock Awards will cease to be subject to any transfer restrictions upon the occurrence of a Corporate Change. The Committee may provide at the time of grant that shares of Common Stock issued pursuant to Restricted Stock awards that are subject only to transfer restrictions will cease to be subject to any transfer restrictions upon the occurrence of a Corporate Change. Upon the occurrence of a Corporate Change, the Committee may fully vest any Restricted Stock awards that are subject to both forfeiture and transfer restrictions and, upon such vesting, all restrictions applicable to such stock will terminate.
The Stock Incentive Plan provides that a Corporate Change occurs (a) if the Company is dissolved and liquidated, (b) if the Company is not the surviving entity in any merger or consolidation, (c) if the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets, (d) if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of the Company's voting stock or (e) if after a contested election of directors, the persons who were directors before such election cease to constitute a majority of the Board of Directors.

AMENDMENTS

     The Board of Directors may from time to time amend the Stock Incentive Plan; however, no amendment which modifies the class of eligible individuals, increases the number of shares of Common Stock authorized or available under the Stock Incentive Plan, extends the duration of the Stock Incentive Plan, changes the minimum option exercise price, changes the terms relating to Director Stock Awards, or materially increases the benefits accruing to employees may be adopted without the prior approval of the shareholders of the Company.

FEDERAL INCOME TAX ASPECTS OF THE STOCK INCENTIVE PLAN

     STOCK OPTIONS. As a general rule, no federal income tax is imposed on the optionee upon the grant of an Option under the Stock Incentive Plan and the Company is not entitled to a tax deduction by reason of such a grant.
Generally, upon the exercise of an Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. Upon the exercise of an Option, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee assuming any federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of an Option, any appreciation after the date of exercise should qualify as capital gain. If the shares received upon the exercise of an Option are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company's tax deduction (assuming any federal income tax withholding requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of an Option.

     RESTRICTED STOCK SUBJECT TO FORFEITURE AND TRANSFER RESTRICTIONS. An employee who receives a Restricted Stock award under the Stock Incentive Plan that is subject to both forfeiture and transfer restrictions will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the holder will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, subject to the application of Section 162(m) of the Code as discussed below, the Company will be entitled to a corresponding deduction. Dividends paid to the holder during the period that the forfeiture restrictions apply will also be compensation to the employee and deductible as such by the Company. Notwithstanding the foregoing, the recipient of such a Restricted Stock award may elect to be taxed at the time of grant of the award based upon the fair market value of the shares on the date of the award, in which case (a) subject to Section 162(m) of the Code, the Company will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (c) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

     RESTRICTED STOCK SUBJECT ONLY TO TRANSFER RESTRICTIONS. Ordinary income will be recognized by an employee at the time of the grant of a Restricted Stock award that is subject only to transfer restrictions in an amount equal to the excess of the fair market value on such date of the shares of Common Stock subject to such grant over the amount, if any, paid for such shares. However, if other shares of Common Stock have been purchased by an employee within six months of the date of grant of such a Restricted Stock award, recognition of the income attributable to such award may under certain circumstances be postponed for a period of up to six months from the date of such purchase of such other shares of Common Stock due to liability to suit under Section 16(b) of the Exchange Act. If applicable, one effect of any such postponement would be to measure the amount of the employee's taxable income by reference to the fair market value of such shares at the time such liability to suit under Section 16(b) of the Exchange Act no longer exists (rather than at the earlier date of the grant of the Restricted Stock award). With respect to such a Restricted Stock award under the Stock Incentive Plan, subject to the application of
Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as ordinary income is recognized by the employee.

     DIRECTOR STOCK AWARDS. Ordinary income will be recognized by a Nonemployee Director at the time of the grant of a Director Stock Award in an amount equal to the fair market value on such date of the shares of Common Stock subject to such grant. However, if other shares of Common Stock have been purchased by a Nonemployee Director within six months of the date of grant of a Director Stock Award, recognition of the income attributable to such award may under certain circumstances be postponed for a period of up to six months from the date of such purchase of such other shares of Common Stock due to liability to suit under
Section 16(b) of the Exchange Act. If applicable, one effect of any such postponement would be to measure the amount of the Nonemployee Director's taxable income by reference to the fair market value of such shares at the time such liability to suit under Section 16(b) of the Exchange Act no longer exists (rather than at the earlier date of the grant of the Director Stock Award).
With respect to a Director Stock Award under the Stock Incentive Plan, the Company may claim a deduction for compensation paid at the same time and in the same amount as ordinary income is recognized by the Nonemployee Director.

     SECTION 162(m) OF THE CODE. Section 162(m) of the Code, which was enacted in 1993, precludes a public corporation from taking a deduction in 1994 or subsequent taxable years for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers.
However, compensation that qualifies under Section 162(m) of the Code as "performance-based" is specifically exempt from the deduction limit. Based on
Section 162(m) of the Code and the regulations thereunder, the Company's ability to deduct compensation income generated in connection with the exercise of Options granted under the Stock Incentive Plan that have an exercise price equal to or greater than the fair market value of the shares on the date of grant should not be limited by Section 162(m) of the Code. However, Section 162(m) of the Code could limit the Company's deduction with respect to compensation income generated in connection with the exercise of an Option that had an exercise price less than the fair market value of the shares on the date of grant. Restricted Stock awards under the Stock Incentive Plan that are subject only to transfer restrictions will not qualify as performance-based compensation under
Section 162(m) of the Code and, therefore, compensation expense deductions relating to such Restricted Stock awards will be subject to the Section 162(m) deduction limitation. The Stock Incentive Plan has been designed to provide flexibility with respect to whether Restricted Stock awards that are subject to both forfeiture and transfer restrictions will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. If the forfeiture restrictions relating to such a Restricted Stock award are based solely upon the satisfaction of one of the performance criteria set forth in the Stock Incentive Plan, then the Company believes that the compensation expense relating to such an award will be deductible by the Company if the Restricted Stock award becomes vested. However, compensation expense deductions relating to such a Restricted Stock award will be subject to the Section 162(m) deduction limitation if the award becomes vested based upon any other criteria set forth in such award (such as the occurrence of a Corporate Change or vesting based upon continued employment with the Company).

     The Stock Incentive Plan is not qualified under section 401(a) of the Code.

     The comments set forth in the above paragraphs are only a summary of certain of the Federal income tax consequences relating to the Stock Incentive Plan. No consideration has been given to the effects of state, local, or other tax laws on the Stock Incentive Plan or award recipients.

INAPPLICABILITY OF ERISA

     Based upon current law and published interpretations, the Company does not believe the Stock Incentive Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

ACQUISITIONS

     Options may be granted in substitution for options held by officers and employees of other corporations who are about to, or who have, become employees of the Company or a subsidiary corporation as a result of a merger, consolidation, acquisition of assets, or similar transaction by the Company or a subsidiary. The terms, including the option price, of the substitute Options so granted may vary from the terms set forth in the Stock Incentive Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
           APPROVAL OF THE AMENDED AND RESTATED STOCK INCENTIVE PLAN.


                       APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to ratification by the shareholders of the Company, the Board has designated the firm of KPMG Peat Marwick LLP, Suite 2300, 707 Seventeenth Street, Denver, Colorado 80202 as independent auditors to examine and audit the Company's financial statements for the year 1996. This firm has audited the Company's financial statements for approximately 46 years and is considered to be well qualified. The designation of such firm as auditors is being submitted for ratification or rejection at the Annual Meeting. Action by shareholders is not required under the law for the appointment of independent auditors, but the ratification of their appointment is submitted by the Board in order to give the shareholders of the Company the final choice in the designation of auditors. The Board will be governed by the decision of a majority of the votes entitled to be cast. A majority of the vote represented at the Annual Meeting by shares of Common Stock entitled to vote is required to ratify the appointment of KPMG Peat Marwick LLP.

     A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will also be available to respond to appropriate questions. A representative of the firm was present at the last Annual Meeting for the same purpose.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                              SHAREHOLDER PROPOSALS

     Any shareholder proposals to be included in the Board of Directors' solicitation of proxies for the 1996 Annual Meeting of Shareholders must be received by Daniel L. McNamara, Secretary, at 2200 Colorado State Bank Building, 1600 Broadway, Denver, CO 80202, no later than December 2, 1996.

                            GENERAL AND OTHER MATTERS

     The Board of Directors knows of no matter, other than those referred to in this Proxy Statement, which will be presented at the Annual Meeting. However, if any other matters are properly brought before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment on such matters. Should any nominee for director be unwilling or unable to serve at the time of the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote it for the election of such other person for such directorship as the Board of Directors may recommend unless, prior to the Annual Meeting, the Board of Directors has eliminated that directorship by reducing the size of the Board of Directors. The Board of Directors is not aware that any nominee named herein will be unwilling or unable to serve as a director.

     On July 25, 1995, the Company renewed Directors and Officers Liability Coverages designed to indemnify the directors and officers of the Company and its subsidiaries against certain liabilities incurred by them in the performance of their duties and also providing for reimbursement in certain cases to the Company and its subsidiaries for sums paid by them to directors and officers as indemnification for similar liability. This type of coverage was originally purchased by the Company on May 24, 1978. The 1995 renewal was for a one-year period. Primary insurance of $20,000,000 was renewed with National Union Fire Insurance Company. Aggregate premiums for the 12-month period ending July 25, 1996 were $440,000. No claims have been filed and no payments have been made to the Company or its subsidiaries or to any of their directors or officers under this coverage.

     The Restated Certificate of Incorporation of the Company limits the personal liability of the Company's directors to the fullest extent permitted by the New York Business Corporation Law ("BCL"), as currently formulated or as it might be revised in the future. The Restated Certificate of Incorporation provides that a director will not be liable for damages for any breach of duty unless it is finally established that (a) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law; or
(b) the director personally gained a financial profit or other advantages to which he was not legally entitled; or (c) the director's acts violated Section 719 of the BCL which provides that directors who vote for, or concur in, certain types of corporate action proscribed by the BCL will be jointly and severally liable for any injury resulting from such action.

     The cost of preparing, assembling, and mailing this Proxy Statement, the enclosed proxy card and the Notice of Annual Meeting will be paid by the Company. Additional solicitation by mail, telephone, telegraph or personal solicitation may be done by directors, officers, and regular employees of the Company. Such persons will receive no additional compensation for such services. Brokerage houses, banks and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

     AVAILABLE INFORMATION. UPON REQUEST OF ANY SHAREHOLDER, THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1995 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS, THE SCHEDULES AND ANY AMENDMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN WILL BE SENT TO THE SHAREHOLDER WITHOUT CHARGE BY FIRST CLASS MAIL WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST. ALL REQUESTS SHOULD BE ADDRESSED TO THE SECRETARY OF THE COMPANY AT 2200 COLORADO STATE BANK BUILDING, 1600 BROADWAY, DENVER, COLORADO 80202 OR BY TELEPHONE TO (303) 812-1400.

     You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the Annual Meeting, as we hope you will, you may vote your shares in person.

                                             By order of the Board of Directors


                                             DANIEL L. McNAMARA
                                             SECRETARY

April __, 1996

                                                                      APPENDIX A




                             FOREST OIL CORPORATION
                              STOCK INCENTIVE PLAN

          [AS AMENDED AND RESTATED EFFECTIVE AS OF ____________, 1996]

                                   I. PURPOSE

     The purpose of the FOREST OIL CORPORATION STOCK INCENTIVE PLAN (the "Plan") is to provide a means through which FOREST OIL CORPORATION, a New York corporation (the "Company"), and its subsidiaries may attract able persons to serve as directors or enter the employ of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Director Stock Awards to the nonemployee directors of the Company and for granting Options, Restricted Stock Awards, or any combination of the foregoing to employees.

     The Plan as set forth herein constitutes an amendment and restatement, effective as of _____________________, 1996, of the Forest Oil Corporation 1992 Stock Option Plan, as previously adopted by the Company, and shall supersede and replace in its entirety such previously adopted plan.


                                 II. DEFINITIONS

     The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

     (a) "AWARD" means, individually or collectively, any Director Stock Award, Option, or Restricted Stock Award.

     (b)  "BOARD" means the Board of Directors of the Company.

     (c) "CODE" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

     (d) "COMMITTEE" means not less than two members of the Board who are selected by the Board as provided in Paragraph IV(a).

     (e) "COMMON STOCK" means the common stock, par value $.10 per share, of the Company.

     (f)  "COMPANY" means Forest Oil Corporation.

     (g) "CORPORATE CHANGE" means an event defined as a "Corporate Change" under Paragraph X(c).

     (h) "DIRECTOR" means an individual elected to the Board by the shareholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

     (i) "DIRECTOR STOCK AWARD" means an Award granted under Paragraph IX of the Plan to a Nonemployee Director.

     (j) An "EMPLOYEE" means any person (including a Director) in an employment relationship with the Company or any parent or subsidiary corporation (as defined in section 424 of the Code).

     (k) "FAIR MARKET VALUE" means, as of any specified date, the mean of the high and low sales prices of the Common Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

     (l) "HOLDER" means an employee who has been granted an Option or Restricted Stock Award or a Nonemployee Director who has been granted a Director Stock Award.

     (m)  "1934 ACT" means the Securities Exchange Act of 1934, as amended.

     (n)  "NONEMPLOYEE DIRECTOR" means a Director who is not an employee.

     (o) "OPTION" means an Award granted under Paragraph VII of the Plan to an employee.

     (p) "OPTION AGREEMENT" means a written agreement between the Company and a Holder with respect to an Option.

     (q) "PLAN" means the Forest Oil Corporation Stock Incentive Plan, as amended from time to time.

     (r) "RESTRICTED STOCK AGREEMENT" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

     (s) "RESTRICTED STOCK AWARD" means an Award granted under Paragraph VIII of the Plan to an employee.

     (t) "RULE 16b-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

     (u) "TRADING DAY" means a day during which trading in securities generally occurs on the principal national or regional securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Market System of NASDAQ or, if the Common Stock is not quoted thereon, on the principal other market on which the Common Stock is then traded.


                  III. EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan originally became effective on March 6, 1992. This amendment and restatement of the Plan shall become effective upon the date of its adoption by the Board, provided this amendment and restatement of the Plan is approved by the shareholders of the Company within twelve months thereafter. Notwithstanding any provision in the Plan, in any Option Agreement or in any Restricted Stock Agreement, no Option granted on or after the effective date of this amendment and restatement of the Plan shall be exercisable and no Restricted Stock Award or Director Stock Award shall be made prior to such shareholder approval. No further Awards may be granted under the Plan after March 5, 2002. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.


                               IV. ADMINISTRATION

     (a) COMPOSITION OF COMMITTEE. The Plan shall be administered by a committee which shall be (i) appointed by the Board, (ii) constituted so as to permit the Plan to comply with Rule 16b-3, and (iii) constituted solely of two or more "outside directors," within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder. No member of the Committee shall be eligible to receive an Award (other than a Director Stock Award) under the Plan and no person who has received an Award (other than a Director Stock Award) in the preceding year shall be eligible to serve on the Committee.

     (b) POWERS. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees shall receive an Option and/or Restricted Stock Award, the time or times when such Award shall be made, and the number of shares to be subject to each Option or Restricted Stock Award. In making such determinations the Committee shall take into account the nature of the services rendered by the respective employees, their present and potential contribution to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

     (c) ADDITIONAL POWERS. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, to determine the terms, restrictions and provisions of the agreement relating to each Award, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive. The provisions of this Paragraph IV with respect to decisions made by, and authority of, the Committee shall be subject to the controlling provisions of Paragraph IX.

                 V. GRANT OF AWARDS; SHARES SUBJECT TO THE PLAN

     (a) STOCK GRANT AND AWARD LIMITS. Director Stock Awards shall be awarded only to Nonemployee Directors as provided in ParagraphIX, and, except as expressly authorized by Paragraph IX, no grant of an Award will be made to a Nonemployee Director. The Committee may from time to time grant Options and/or Restricted Stock Awards to one or more employees determined by it to be eligible for participation in the Plan in accordance with the provisions of Paragraph VI. Subject to Paragraph X, the aggregate number of shares of Common Stock that may be issued under the Plan shall not, on the date of the grant of any Award, exceed an amount equal to 10% of the sum of the number of then outstanding shares of Common Stock plus the aggregate number of shares of Common Stock then issuable pursuant to the exercise, conversion, or exchange of outstanding rights, warrants, convertible or exchangeable securities or options (other than Options granted under the Plan). The shares of Common Stock in the Company's treasury shall not be deemed to be outstanding for purposes of calculating such limitation. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award to the extent permitted under Rule 16b-3. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Options and/or Restricted Stock Awards granted to any one individual during any calendar year beginning on or after January 1, 1996, may not exceed_______________ (subject to adjustment in the same manner as provided in Paragraph X hereof with respect to shares of Common Stock subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are cancelled or repriced.

     (b) STOCK OFFERED. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.


                                 VI. ELIGIBILITY

     Options and Restricted Stock Awards may be granted only to persons who, at the time of grant, are employees. An Award to an employee may be granted on more than one occasion, and, subject to the limitations set forth in the Plan, such Award may include an Option, a Restricted Stock Award, or any combination thereof. Director Stock Awards shall be awarded only to Nonemployee Directors, and Options and Restricted Stock Awards may not be granted to any Nonemployee Director.


                               VII. STOCK OPTIONS

     (a) OPTION PERIOD. The term of each Option shall be as specified by the Committee at the date of grant.

     (b) LIMITATIONS ON EXERCISE OF OPTION. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

     (c) NO INCENTIVE STOCK OPTIONS. Options granted under the Plan shall not constitute incentive stock options within the meaning of Section 422 of the Code.

     (d) OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. Each Option Agreement shall specify the effect of termination of employment on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the option price, (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm, and (iii) the delivery of the option price from sale or margin loan proceeds from the brokerage firm directly to the Company. The terms and conditions of the respective Option Agreements need not be identical.

     (e) OPTION PRICE AND PAYMENT. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph X, such purchase price shall not be less than 85% of the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. In connection with the grant of an Option by the Committee to an employee, the Company, in its discretion, may grant bonuses in cash to such employee on the date of exercise of such Option in order to facilitate the payment of the purchase price of such Option.

     (f) SHAREHOLDER RIGHTS AND PRIVILEGES. The Holder shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

     (g) OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company or any subsidiary, or the acquisition by the Company or a subsidiary of the assets of the employing corporation, or the acquisition by the Company or a subsidiary of stock of the employing corporation with the result that such employing corporation becomes a subsidiary.


                          VIII. RESTRICTED STOCK AWARDS

     (a)  RESTRICTED STOCK SUBJECT TO TRANSFER AND FORFEITURE RESTRICTIONS.

          (i) Except as described in Subparagraph (b) below, shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions") and further to such other restrictions as shall be determined by the Committee in its sole discretion. The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (1) the attainment of targets established by the Committee that are based on (A) the price of a share of Common Stock, (B) the Company's earnings per share, (C) the Company's market share, (D) the market share of a business unit of the Company designated by the Committee, (E) the Company's sales, (F) the sales of a business unit of the Company designated by the Committee, or (G) the return on stockholders' equity achieved by the Company, (2) the Holder's continued employment with the Company for a specified period of time, or (3) a combination of any two or more of the factors listed in clauses (1) and (2) of this sentence or upon the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award shall not be changed except as permitted by Subparagraph VIII(a)(ii) or Paragraph X.

          (ii) Common Stock awarded pursuant to a Restricted Stock Award that includes Forfeiture Restrictions shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends with respect to Common Stock subject to such a Restricted Stock Award, to vote Common Stock subject thereto and to enjoy all other shareholder rights, except that (1) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (2) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (3) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (4) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement, shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

     (b) RESTRICTED STOCK SUBJECT ONLY TO TRANSFER RESTRICTIONS. In the discretion of the Committee, shares of Common Stock that are the subject of a Restricted Stock Award may be subject to restrictions on disposition by the Holder without any obligation of the Holder to forfeit and surrender the shares to the Company under any circumstances. Common Stock awarded pursuant to such a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Award. The Holder shall have the right to receive dividends with respect to Common Stock subject to such a Restricted Stock Award, to vote Common Stock subject thereto, and to enjoy all other shareholder rights, except that (i) the transfer restrictions described in the following sentence shall apply, (ii) the Holder shall not be entitled to delivery of the stock certificate until such transfer restrictions have expired, and (iii) the Company shall retain custody of the stock until such transfer restrictions have expired. For a period of time (which period shall be established by the Committee) after the effective date of the grant of such a Restricted Stock Award or, if earlier, until the occurrence of any event or the satisfaction of any condition specified by the Committee, the shares of Common Stock issued in connection with such Award may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the Holder; provided, however, that such restriction shall not apply to the transfer of such shares of Common Stock pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the same transfer restrictions applicable to the original shares of Common Stock, and shall be held by the Company pursuant to the provisions hereof. Upon the expiration of such period or, if earlier, upon the occurrence of such event or the satisfaction of such condition so specified by the Committee, the transfer restrictions set forth in this Subparagraph VIII(b) shall cease to apply and the Company shall deliver the Common Stock certificate to the Holder.

     (c) PAYMENT FOR RESTRICTED STOCK. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

     (d) AGREEMENTS. At the time any Award is made under this Paragraph VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters not inconsistent herewith as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

                            IX. DIRECTOR STOCK AWARDS

     (a) DIRECTOR STOCK AWARDS. On the date of each annual meeting of the shareholders of the Company that occurs on or after the date this amendment and restatement of the Plan is adopted by the Board, the Company shall, without cost to the recipient and without the exercise of the discretion of any person or persons, award and issue to each Nonemployee Director then in office or elected to the Board on the date of such meeting that number of shares of Common Stock (rounded up to the nearest whole share) determined by dividing $10,000 by the average of the Fair Market Values of a share of Common Stock on the 20 consecutive Trading Days immediately preceding the date that is three Trading Days prior to the date of such meeting. If, as of any date that the Plan is in effect, there are not sufficient shares of Common Stock available under the Plan to allow for the award to each Nonemployee Director of the number of shares provided in the preceding sentence, each Nonemployee Director shall receive his or her pro-rata share of the total number of shares of Common Stock then available under the Plan. Shares of Common Stock issued pursuant to a Director Stock Award shall be subject to the restrictions on transfer described in Subparagraph (b) below, and such shares shall bear a legend to reflect such transfer restrictions.

     (b) DELIVERY OF SHARE CERTIFICATE; TRANSFER RESTRICTIONS. Common Stock awarded pursuant to a Director Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Award. The Holder shall have the right to receive dividends with respect to Common Stock subject to a Director Stock Award, to vote Common Stock subject thereto, and to enjoy all other shareholder rights, except that (i) the transfer restrictions described in the following sentence shall apply, (ii) the Holder shall not be entitled to delivery of the stock certificate until such transfer restrictions have expired, and (iii) the Company shall retain custody of the stock until such transfer restrictions have expired. For a period of 24 months after the effective date of a Director Stock Award or, if earlier, until the occurrence of a Corporate Change or the termination of the Holder's service as a Director for any reason whatsoever, the shares of Common Stock issued in connection with such Award may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the Holder; provided, however, that such restriction shall not apply to the transfer of such shares of Common Stock pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the same transfer restrictions applicable to the original shares of Common Stock, and shall be held by the Company pursuant to the provisions hereof. Upon the expiration of such 24 month period or, if earlier, upon the occurrence of a Corporate Change or the termination of the Holder's service as a Director for any reason whatsoever, the transfer restrictions set forth in this Subparagraph IX(b) shall cease to apply and the Company shall deliver the Common Stock certificate to the Holder.

     (c) NO DISCRETION. Except as expressly provided in this Paragraph IX, Director Stock Awards shall be subject to the terms and conditions of the Plan; provided, however, that if there is a conflict between the terms and conditions of this Paragraph IX and any other term or condition of the Plan, then the terms and conditions of this Paragraph IX shall control. The Committee may not exercise any discretion with respect to a Director Stock Award that would be inconsistent with the intent expressed in Paragraph XII(f) or would cause a Nonemployee Director to cease to be a "disinterested director" within the meaning of Rule 16b-3 with respect to the Plan and other stock related plans of the Company.

                      X. RECAPITALIZATION OR REORGANIZATION

     (a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     (b) The shares with respect to which Options may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

     (c) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Common Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Option. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly owned subsidiary of the Company), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or
(v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than (x) ten days after the approval by the shareholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (y) thirty days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Holder, shall effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Options held by any individual
Holder: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each Holder an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or
(4) provide that the number and class of shares of Common Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Option.

     (d) For the purposes of clause (2) in Subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or
(iii), whichever is applicable, as follows: (i) the per share price offered to shareholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the

Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to shareholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

     (e) In the event of changes in the outstanding Common Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Restricted Stock Award, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

     (f) Any adjustment provided for in the above Subparagraphs shall be subject to any required shareholder action.

     (g) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

     (h) Plan provisions to the contrary notwithstanding, with respect to any Restricted Stock Awards described in Subparagraph VIII(a) that are outstanding at the time a Corporate Change as described in Subparagraph (c) above occurs, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to the Holder pursuant to such Restricted Stock Award and then outstanding and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among individual Holders and may vary among the Restricted Stock Awards held by any individual Holder.


                    XI. AMENDMENT AND TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder, and provided, further, that the Board may not, without approval of the shareholders, amend the Plan:

     (a) to increase the maximum number of shares of Common Stock which may be issued on exercise of Options or pursuant to Director Stock Awards or Restricted Stock Awards, except as provided in Paragraph X;

     (b)  to change the minimum Option price;

     (c) to change the class of individuals eligible to receive Awards or materially increase the benefits accruing to individuals under the Plan;

     (d) to extend the maximum period during which Awards may be granted under the Plan;

     (e) to modify materially the requirements as to eligibility for participation in the Plan;

     (f)  to change the provisions of Paragraph IX; or

     (g) to decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3.


                               XII. MISCELLANEOUS

     (a) NO RIGHT TO AN AWARD. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an employee any right to be granted an Option, a right to a Restricted Stock Award, or any other rights hereunder except as may be evidenced by an Option Agreement or a Restricted Stock Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

     (b)  NO EMPLOYMENT RIGHTS CONFERRED.  Nothing contained in the Plan shall
(i) confer upon any employee any right with respect to continuation of employment with the Company or any subsidiary or (ii) interfere in any way with the right of the Company or any subsidiary to terminate his or her employment at any time.

     (c) OTHER LAWS; WITHHOLDING. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

     (d) NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, Nonemployee Director, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

     (e) RESTRICTIONS ON TRANSFER. Except to the extent otherwise provided herein, an Award shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. An Award shall be exercisable during the lifetime of a Holder only by such Holder or the Holder's guardian or legal representative.

     (f) RULE 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

     (g) GOVERNING LAW. This Plan shall be construed in accordance with the laws of the State of New York.

                             FOREST OIL CORPORATION

                    PROXY SOLICITED BY BOARD OF DIRECTORS
                     FOR ANNUAL MEETING OF SHAREHOLDERS



     The undersigned shareholder of Forest Oil Corporation, a New York corporation (the Company), hereby appoints William L. Dorn, Robert S. Boswell and Daniel L. McNamara, or any one of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to vote all the shares of Common Stock, Par Value $.10 Per Share, of the Company which are entitled to one vote per share and which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Hyatt Regency Denver, 1750 Welton Street, Denver, Colorado, on Wednesday, May 8, 1996, at 10:00 A.M., M.D.T., and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present:

     1.   Elect three (3) Class II Directors and one (1) Class III Director;

     2.   Approve the amendment and restatement of the 1992 Stock Option Plan;

     3. Consider and vote upon the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ended December 31, 1996; and

     4. Vote upon such other matters as may be properly brought before the meeting or any adjournment thereof hereby revoking all previous proxies and ratifying all that any of said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

     IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE ABOVE PROPOSALS AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of the Company.


         (CONTINUED AND TO BE VOTED, DATED AND SIGNED ON REVERSE SIDE)

                            FOREST OIL CORPORATION

                                      Common Stock Proxy One (1) Vote Per Share
                                                  PLEASE MARK VOTES /X/  or /X/

The Board of Directors recommends a Vote FOR the following Proposals:

No. 1.   Election of Directors.
         Nominees are Robert S. Boswell, Drake S. Tempest, William L. Britton and Jordan L. Haines (To withhold authority to vote for all nominees check the block marked "Withheld". To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

         ______________________________________________________________________

         FOR    WITHHELD
         / /    / /

No. 2    Approval of amendment and restatement of 1992 Stock Option Plan.

          FOR    AGAINST   ABSTAIN
          / /    / /       / /

No. 3.   Ratification of the Appointment of Independent Auditors.

          FOR    AGAINST   ABSTAIN
          / /    / /       / /

No. 4 Vote upon other matters brought before the meeting or any adjournment thereof, hereby revoking all previous proxies and ratifying all that any of said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

          FOR    AGAINST   ABSTAIN
          / /    / /       / /

(Signature(s) should agree with names on Stock Certificates as shown herein. Attorneys, executors, administrators, trustees, guardians or custodians should give full title as such.) Please complete, date and sign this proxy and return it promptly in the enclosed envelope whether or not you plan to attend


Dated:__________________________________________, 1996

_______________________________________________________

_______________________________________________________
             Signature of Shareholder(s)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                       Attendance Form (see attached)

1996 Annual Meeting
Attendance Form


I am a Forest Oil Corporation shareholder and plan to attend the Annual Meeting of Shareholders.


PLEASE PRINT

---------------------------------------
Name                                             If you plan to attend the Annual Meeting of
                                                 Shareholders, please complete and return this form.
---------------------------------------
Address                                          Please send your Proxy Card in the enclosed envelope.
                                                 Include this Attendance Form ONLY if you plan to
---------------------------------------          attend the Annual Meeting.
City, State, Zip

---------------------------------------          (SEE OTHER SIDE)
Signature